Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On April 1, 2021, Bonanza Creek Energy, Inc., a Delaware corporation (“Bonanza Creek”), completed its previously announced acquisition of HighPoint Resources Corporation, a Delaware corporation (“HighPoint”), pursuant to the terms of HighPoint’s prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the “Prepackaged Plan”), which was confirmed by the U.S. Bankruptcy Court for the District of Delaware on March 18, 2021, pursuant to a confirmation order (the “Confirmation Order”) and went effective on April 1, 2021 (the “Effective Date”).
The Prepackaged Plan implements the merger (the “Merger”) and restructuring transactions (together with the Merger, the “Transactions”) in accordance with the Agreement and Plan of Merger, dated as of November 9, 2020 (the “Merger Agreement”), by and among Bonanza Creek, HighPoint and Boron Merger Sub, Inc., a wholly-owned subsidiary of Bonanza Creek (“Merger Sub”). Pursuant to the Prepackaged Plan and the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and the Effective Date under the Prepackaged Plan, Merger Sub merged with and into HighPoint, with HighPoint continuing as the surviving corporation and wholly-owned subsidiary of Bonanza Creek. At the Effective Time, each eligible share of common stock, par value $0.001 per share, of HighPoint (“HighPoint Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.11464 shares of common stock, par value $0.01 per share, of Bonanza Creek (“Bonanza Creek Common Stock”), resulting in the issuance of 487,952 shares of Bonanza Creek Common Stock, with cash paid in lieu of fractional shares.
Concurrently with the Merger and pursuant to the Prepackaged Plan, in exchange for the $625 million in aggregate principal amount outstanding of 7.0% Senior Notes due 2022 of HighPoint Operating Corporation (“HighPoint OpCo”) and 8.75% Senior Notes due 2025 of HighPoint OpCo (collectively, the “HighPoint Senior Notes”), Bonanza Creek issued to all holders of HighPoint Senior Notes an aggregate of (i) 9,314,214 shares of Bonanza Creek Common Stock and (ii) $100 million aggregate principal amount of 7.5% Senior Notes due 2026 of Bonanza Creek (“Bonanza Creek Senior Notes”).
The unaudited pro forma condensed combined financial information and related footnotes (the “Pro Forma Financial Statements”) give effect to the Transactions, with the Merger accounted for using the acquisition method of accounting, with Bonanza Creek identified as the acquirer. The acquisition method of accounting requires fair values to be estimated and determined for the Merger consideration, as well as the assets acquired and liabilities assumed by Bonanza Creek, at the Effective Time. As of the date of this Current Report on Form 8-K/A, the determination of these fair value estimates is still preliminary as Bonanza Creek continues to complete the detailed valuation analysis to arrive at the required final estimates, which will be completed as soon as practicable. Any increases or decreases in the fair values of assets acquired and liabilities assumed upon completion of the final valuation analysis may be materially different from the information reflected in the Pro Forma Financial Statements herein.
The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of Bonanza Creek and HighPoint (a debtor-in-possession as of March 31, 2021), adjusted to give effect to the Transactions. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical condensed consolidated balance sheets of Bonanza Creek and HighPoint as of March 31, 2021, giving effect to the Transactions as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations (the “Pro Forma Statements of Operations”) for the three months ended March 31, 2021, and the year ended December 31, 2020, combine the historical condensed consolidated statements of operations of Bonanza Creek and HighPoint, giving effect to the Transactions as if they had been consummated on January 1, 2020. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical HighPoint financial statement presentation to Bonanza Creek’s financial statement presentation.
The Pro Forma Financial Statements are presented to reflect the Transactions and do not represent what Bonanza Creek’s financial position or results of operations would have been had the Transactions occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following the Effective Date. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Merger as if it had been consummated earlier. The Transaction Accounting Adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Bonanza Creek’s results of operations, with the exception of certain non-recurring charges incurred subsequent to the Effective Date, or to be incurred, in connection with the Transactions, as further described below. In the opinion of management, all adjustments necessary to present fairly the Pro Forma Financial Statements have been made.
Bonanza Creek and HighPoint have incurred certain non-recurring charges, and Bonanza Creek anticipates that additional non-recurring charges will be incurred, in connection with the Transactions, the substantial majority of which consist of transaction costs related to financial advisors, legal services, and professional accounting services. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Effective Date. Accordingly, the Pro

Forma Statement of Operations for the year ended December 31, 2020, reflects the effects of these non-recurring charges, which are not included in the historical balance sheets of Bonanza Creek or HighPoint as of March 31, 2021.
While the Pro Forma Financial Statements do not include the realization of any cost savings from operating efficiencies, synergies or future restructuring activities which might result from the Merger, management’s estimates of certain cost savings to be realized as a result of the Merger are illustrated in Note 4 to the Pro Forma Financial Statements. Further, there may be additional charges related to other integration activities or the restructuring resulting from the Transactions, the timing, nature and amount of which management cannot identify as of the date of this Current Report on Form 8-K/A, and thus, such charges are not reflected in the Pro Forma Financial Statements.
The Pro Forma Financial Statements should be read in conjunction with:
•the audited consolidated financial statements contained in Bonanza Creek’s Annual Report on Form 10-K for the year ended December 31, 2020;
•the unaudited condensed consolidated financial statements contained in Bonanza Creek’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;
•the audited consolidated financial statements contained in HighPoint’s Annual Report on Form 10-K for the year ended December 31, 2020; and
•the unaudited consolidated financial statements and footnotes of HighPoint (debtor-in-possession) for the quarter ended March 31, 2021, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

BONANZA CREEK ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As Of March 31, 2021
(in thousands)

	Historical		Transaction Accounting Adjustments
	Bonanza Creek Historical	HighPoint (Debtor-In-Possession)	Reclass Adjustments (a)	Pro Forma Adjustments		Bonanza Creek Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$38,695	$49,827	$—	$(8,463)	(b)	$80,059
Accounts receivable, net:
Oil and gas sales	37,644	—	26,343	—		63,987
Joint interest and other	15,495	—	9,734	(5,144)	(c)(e)	20,085
Accounts receivable, net of allowance	—	36,077	(36,077)	—		—
Prepaid expenses and other	3,468	3,882	—	1,043	(d)(e)	8,393
Inventory of oilfield equipment	9,601	—	12,304	(7,616)	(e)	14,289
Total current assets	104,903	89,786	12,304	(20,180)		186,813
Property and equipment (successful efforts method):
Proved properties	1,096,588	2,764,351	(12,304)	(2,142,237)	(f)	1,706,398
Less: accumulated depreciation, depletion, and amortization	(229,877)	(2,301,347)	10,403	2,290,944	(f)	(229,877)
Total proved properties, net	866,711	463,004	(1,901)	148,707		1,476,521
Unproved properties	98,194	209,901	(51,059)	(114,501)	(f)	142,535
Wells in progress	43,664	—	51,059	(51,059)	(f)	43,664
Other property and equipment, net of accumulated depreciation	3,143	—	10,180	(7,411)	(f)	5,912
Furniture, equipment and other	—	30,235	(30,235)	—		—
Total property and equipment, net	1,011,712	703,140	(21,956)	(24,264)		1,668,632
Long-term derivative assets	92	—	—	—		92
Right-of-use assets	28,127	—	9,652	(5,642)	(e)	32,137
Deferred income tax assets	60,564	—	—	115,155	(s)	175,719
Other noncurrent assets	2,888	10,918	—	(7,837)	(d)(e)	5,969
Total assets	$1,208,286	$803,844	$—	$57,232		$2,069,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$39,607	$24,206	$28,573	$1,119	(b)(c)(g)(h)	$93,505
Oil and gas revenue distribution payable	23,720	18,830	—	1,956	(c)(h)	44,506
Lease liability	12,400	—	—	744	(e)(h)	13,144
Production taxes payable	—	28,573	(28,573)	—		—
Derivative liability	18,549	16,588	—	(3,106)	(i)	32,031
Current portion of long-term debt	—	154,000	—	(154,000)	(b)	—
Total current liabilities	94,276	242,197	—	(153,287)		183,186
Long-term liabilities:
Liabilities subject to compromise	—	649,609	—	(649,609)	(h)	—
Credit facility	—	—	—	155,000	(d)	155,000
Long-term debt	—	—	—	100,000	(f)	100,000
Lease liability	15,939	—	—	3,266	(e)(h)	19,205
Ad valorem taxes	21,226	—	2,820	—		24,046
Derivative liability	1,421	—	1,109	3,910	(i)	6,440
Deferred income taxes	—	1,556	—	(1,556)	(s)	—
Asset retirement obligations for oil and gas properties	28,664	25,278	—	(805)	(j)	53,137
Other noncurrent liabilities	—	3,929	(3,929)	—	(h)(k)	—
Total liabilities	161,526	922,569	—	(543,081)		541,014
Commitments and contingencies
Stockholders’ equity:
Common stock	4,282	4	—	94	(f)(l)(m)	4,380
Additional paid-in capital	708,836	1,784,187	—	(1,409,352)	(f)(l)(m)	1,083,671
Retained earnings (accumulated deficit)	333,642	(1,902,916)	—	2,009,571	(f)(l)(g)(s)	440,297
Total stockholders’ equity	1,046,760	(118,725)	—	600,313		1,528,348
Total liabilities and stockholders’ equity	$1,208,286	$803,844	$—	$57,232		$2,069,362
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

BONANZA CREEK ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2021
(in thousands, except per share data)

	Historical		Transaction Accounting Adjustments
	Bonanza Creek	HighPoint (Debtor-In-Possession)	Reclass Adjustments (a)	Pro Forma Adjustments		Bonanza Creek Pro Forma Combined
Operating net revenues:
Oil and gas sales	$74,159	$72,019	$—	$—		$146,178
Operating expenses:
Lease operating expense	5,731	6,148	(1,228)	—		10,651
Midstream operating expense	3,905	—	1,228	—		5,133
Gathering, transportation, and processing	4,967	3,781	—	—		8,748
Severance and ad valorem taxes	4,604	3,722	—	—		8,326
Exploration	96	52	—	—		148
Depreciation, depletion, and amortization	18,823	19,322	—	(1,677)	(n)(o)	36,468
Abandonment and impairment of unproved properties	—	—	4,203	—		4,203
Impairment of oil and gas properties	—	4,203	(4,203)	—		—
Merger transaction costs	3,295	24,391	—	—		27,686
General and administrative expense	9,251	11,921	—	—		21,172
Unused commitments	—	4,911	—	—		4,911
Other operating expenses, net	—	231	(231)	—		—
Total operating expenses	50,672	78,682	(231)	(1,677)		127,446
Other income (expense):
Derivative loss	(23,419)	(35,462)	—	—		(58,881)
Interest income (expense), net	(419)	4,180	—	(6,487)	(p)	(2,726)
Other income	188	—	2,215	—		2,403
Interest and other income	—	2,446	(2,446)	—		—
Reorganization items	—	(8,764)	—	8,764	(q)	—
Total other income (expense)	(23,650)	(37,600)	(231)	2,277		(59,204)
Income (loss) from operations before taxes	(163)	(44,263)	—	3,954		(40,472)
Income tax benefit (expense)	44	—	—	(970)	(t)	(926)
Net income (loss)	$(119)	$(44,263)	$—	$2,984		$(41,398)

Net income (loss) per common share:
Basic	$(0.01)					$(1.35)
Diluted	$(0.01)					$(1.35)
Weighted-average common shares outstanding:
Basic	20,839			9,802	(m)	30,641
Diluted	20,839			9,802	(m)	30,641

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

BONANZA CREEK ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2020
(in thousands, except per share data)

	Historical		Transaction Accounting Adjustments
	Bonanza Creek	HighPoint (Debtor-In-Possession)	Reclass Adjustments (a)	Pro Forma Adjustments		Bonanza Creek Pro Forma Combined
Operating net revenues:
Oil and gas sales	$218,090	$249,192	$—	$—		$467,282
Other operating revenues, net	—	1,155	(1,155)	—		—
Operating expenses:
Lease operating expense	21,957	32,548	(5,631)	—		48,874
Midstream operating expense	14,948	—	5,631	—		20,579
Gathering, transportation, and processing	16,932	18,467	—	—		35,399
Severance and ad valorem taxes	3,787	(630)	—	—		3,157
Exploration	596	192	—	—		788
Depreciation, depletion, and amortization	91,242	148,995	—	(50,917)	(n)(o)	189,320
Abandonment and impairment of unproved properties	37,343	—	96,519	—		133,862
Impairment of oil and gas properties	—	1,285,085	(96,519)	—		1,188,566
Loss on sale of properties	—	4,777	(4,777)	—		—
Bad debt expense	818	—	—	—		818
Merger transaction costs	6,676	25,891	—	8,500	(g)	41,067
General and administrative expense	34,936	43,167	—	—		78,103
Unused commitments	—	18,807	—	—		18,807
Other operating expenses, net	—	(544)	544	—		—
Total operating expenses	229,235	1,576,755	(4,233)	(42,417)		1,759,340
Other income (expense):
Derivative gain	53,462	124,925	—	—		178,387
Interest expense, net	(2,045)	(58,809)	—	49,408	(r)	(11,446)
Loss on property transactions, net	(1,398)	—	(4,777)	—		(6,175)
Gain on bargain purchase	—	—	—	115,155	(s)	115,155
Other income	4,107	—	2,148	—		6,255
Interest and other income	—	449	(449)	—		—
Total other income (expense)	54,126	66,565	(3,078)	164,563		282,176
Income (loss) from operations before taxes	42,981	(1,259,843)	—	206,980		(1,009,882)
Income tax benefit (expense)	60,547	95,862	—	(22,525)	(t)	133,884
Net income (loss)	$103,528	$(1,163,981)	$—	$184,455		$(875,998)

Net income (loss) per common share:
Basic	$4.98					$(28.65)
Diluted	$4.95					$(28.52)
Weighted-average common shares outstanding:
Basic	20,774			9,802	(m)	30,576
Diluted	20,912			9,802	(m)	30,714
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
The Pro Forma Financial Statements have been derived from and should be read in conjunction with the following:
•the audited consolidated financial statements contained in Bonanza Creek’s Annual Report on Form 10-K for the year ended December 31, 2020;
•the unaudited consolidated financial statements contained in Bonanza Creek’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;
•the audited consolidated financial statements contained in HighPoint’s Annual Report on Form 10-K for the year ended December 31, 2020; and
•the unaudited consolidated financial statements and footnotes of HighPoint (debtor-in-possession) for the quarter ended March 31, 2021, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.
Certain of HighPoint’s historical amounts have been reclassified to conform to Bonanza Creek’s financial statement presentation, as discussed further in Note 3. The Pro Forma Balance Sheet gives effect to the Transactions as if they had been completed on March 31, 2021. The Pro Forma Statements of Operations give effect to the Transactions as if they had been completed on January 1, 2020.
In the opinion of Bonanza Creek’s management, all material adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. The Pro Forma Financial Statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Transactions had occurred on the dates indicated, nor are they indicative of Bonanza Creek’s future financial position or results of operations. In addition, future results may differ significantly from those reflected in the Pro Forma Financial Statements herein.
NOTE 2 — PRELIMINARY ACQUISITION ACCOUNTING
Bonanza Creek has determined it is the accounting acquirer to the Merger which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations. The allocation of the preliminary estimated purchase price with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of assets acquired and liabilities assumed as of March 31, 2021, using currently available information. Due to the fact that the Pro Forma Financial Statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Bonanza Creek’s financial position and results of operations may differ significantly from the pro forma amounts included herein. Bonanza Creek expects to finalize the purchase price allocation as soon as practicable subsequent to the Effective Time, which will not extend beyond the one-year measurement period provided under ASC 805.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:
•changes in the estimated fair value of HighPoint’s identifiable assets acquired and liabilities assumed as of the Effective Time;
•the tax bases of HighPoint’s identifiable assets and liabilities as of the Effective Time; and
•the factors described in the section entitled “Risk Factors” in Item 1A of Bonanza Creek’s Annual Report on Form 10-K for the year ended December 31, 2020.

The following tables present the Merger consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Merger:

Merger Consideration (in thousands except per share amount)
Shares of Bonanza Creek Common Stock issued to existing holders of HighPoint Common Stock(1)	488
Shares of Bonanza Creek Common Stock issued to existing holders of HighPoint Senior Notes	9,314
Total additional shares of Bonanza Creek Common Stock issued as merger consideration	9,802

Closing price per share of Bonanza Creek Common Stock(2)	$38.25

Merger consideration paid in shares of Bonanza Creek Common Stock	$374,933
Aggregate principal amount of Bonanza Creek Senior Notes	100,000
Total merger consideration	$474,933
_________________________
(1) Based on the number of shares of HighPoint Common Stock issued and outstanding as of April 1, 2021 and the conversion ratio of 0.11464 per share of Bonanza Creek Common Stock.
(2) Based on the closing stock price of Bonanza Creek Common Stock on April 1, 2021.

Preliminary Purchase Price Allocation (in thousands)
Assets Acquired
Cash and cash equivalents	$49,827
Accounts receivable - oil and gas sales	26,343
Accounts receivable - joint interest and other	4,590
Prepaid expenses and other	3,620
Inventory of oilfield equipment	4,688
Proved properties	609,810
Unproved properties	44,341
Other property and equipment, net of accumulated depreciation	2,769
Right-of-use assets	4,010
Deferred income tax assets	115,155
Other noncurrent assets	796
Total assets to be acquired	$865,949

Liabilities Assumed
Accounts payable and accrued expenses	$51,271
Oil and gas revenue distribution payable	20,786
Lease liability	744
Derivative liability	13,482
Current portion of long-term debt	154,000
Lease liability (long-term)	3,266
Ad valorem taxes	2,820
Derivative liability (long-term)	5,019
Asset retirement obligations for oil and gas properties	24,473
Total liabilities to be assumed	275,861
Net assets to be acquired	590,088
Less: total merger consideration	474,933
Bargain purchase gain	$115,155

The purchase price allocation is preliminary, and Bonanza Creek is continuing to assess the fair values of certain of the HighPoint assets acquired and liabilities assumed. In particular, assets and liabilities subject to potential adjustment, in amounts that could be material to the Pro Forma Financial Statements, include oil and gas properties of $654.2 million, deferred tax assets that can be utilized on a combined company basis of $115.2 million, and the associated bargain purchase gain of $115.2 million (which has been reflected as an increase to Retained earnings (accumulated deficit) as of March 31, 2021 and as a Gain on bargain purchase for the year ended December 31, 2020). Bonanza Creek estimates that a reduction in the preliminary Gain on bargain purchase would result in a corresponding reduction to acquired oil and gas properties and an increase in Deferred income tax assets for an amount equal to the adjustment of acquired oil and gas properties grossed up by Company’s effective tax rate. Bonanza Creek expects that the fair value of the acquired oil and gas properties and deferred tax assets will range from $500.0 million to $655.0 million and $150.0 million to $115.0 million, respectively, resulting in a bargain purchase gain between zero and $115.0 million.
NOTE 3 — PRO FORMA ADJUSTMENTS
The Pro Forma Financial Statements have been adjusted to give effect to the Transactions as follows:
(a) The following reclassifications were made to conform HighPoint’s historical financial information to Bonanza Creek’s financial statement presentation:
Pro Forma Balance Sheet as of March 31, 2021
•Reclassification of $26.3 million from Accounts receivable, net of allowance to Accounts receivable — Oil and gas sales;
•Reclassification of $9.7 million from Accounts receivable, net of allowance to Accounts receivable — Joint interest and other;
•Reclassification of $12.3 million from Proved properties to Inventory of oilfield equipment;
•Reclassification of $10.4 million from Accumulated depreciation, depletion and amortization and $20.6 million from Furniture, equipment and other to Other property and equipment, net of accumulated depreciation;
•Reclassification of $51.1 million from Unproved properties to Wells in progress;
•Reclassification of $9.7 million from Furniture, equipment and other to Right-of-use assets;
•Reclassification of $28.6 million from Production taxes payable to Accounts payable and accrued expenses;
•Reclassification of $2.8 million from Other noncurrent liabilities to Ad valorem taxes; and
•Reclassification of $1.1 million from Other noncurrent liabilities to Derivative liability.
Pro Forma Statement of Operations for the three months ended March 31, 2021
•Reclassification of $1.2 million from Lease operating expense to Midstream operating expense;
•Reclassification of $4.2 million from Impairment of oil and gas properties to Abandonment and impairment of unproved properties; and
•Reclassification of $0.2 million from Other operating expenses, net and $2.4 million from Interest and other income to Other income.
Pro Forma Statement of Operations for the year ended December 31, 2020
•Reclassification of $5.6 million from Lease operating expense to Midstream operating expense;
•Reclassification of $96.5 million from Impairment of oil and gas properties to Abandonment and impairment of unproved properties;
•Reclassification of $4.8 million from Loss on sale of properties to Loss on property transactions, net; and
•Reclassification of $1.2 million from Other operating revenues, net, $0.5 million from Other operating expenses (income), net, and $0.4 million from Interest and other income to Other income.

(b) Reflects the pro forma change in cash and cash equivalents as follows (in thousands):

Proceeds from the Bonanza Creek Credit Facility	$155,000
Payment of deferred issuance costs for the Bonanza Creek Credit Facility	(3,590)
Payment of HighPoint Credit Facility and related accrued interest	(154,364)
Payment of Merger success fees	(5,509)
Pro forma change in cash and cash equivalents	$(8,463)
(c) Reflects the elimination of intercompany balances between Bonanza Creek and HighPoint related to joint-ownership interests in certain wells.
(d) Reflects the increase to debt issuance costs of $3.6 million, of which $1.3 million is included within Prepaid expenses and other and $2.3 million is included within Other noncurrent assets, related to the $155.0 million of borrowings by Bonanza Creek on its revolving credit facility immediately after the Effective Time in connection with the Merger, subject to the second amendment on April 1, 2021 to the credit agreement dated as of December 7, 2018, (the “Bonanza Creek Credit Facility”). The amount included within Other noncurrent assets is offset by the write-off of the historical debt issuance costs of $0.8 million related to the fourth amended and restated HighPoint credit agreement (the “HighPoint Credit Facility”).
(e) Reflects the adjustments to recognize accounts receivable — joint interest and other, prepaid expense, oilfield equipment inventory, right-of-use assets, other noncurrent assets, and lease liabilities (both current and long-term) at their respective estimated fair values at the Effective Date.
(f) Reflects the adjustments to recognize at the Effective Time (i) the preliminary estimated fair value of Bonanza Creek Common Stock issued to existing holders of HighPoint Common Stock and (ii) the preliminary estimated fair value of Bonanza Creek Common Stock and the $100.0 million in aggregate principal amount of Bonanza Creek Senior Notes issued to existing holders of the HighPoint Senior Notes, for total Merger consideration of $474.9 million allocated to the estimated fair values of the assets acquired and liabilities assumed as follows:
•$24.3 million decrease to Total property and equipment, net, of which $148.7 million related to the increase in value of Proved properties, $165.6 million related to the decrease in value of Unproved properties and Wells in Progress, and $7.4 million related to the decrease in value of Other property and equipment, net of accumulated depreciation; and
•$100.0 million increase to Long-term debt, net, related to the issuance of the Bonanza Creek Senior Notes.
(g) Reflects the accrual of non-recurring costs of $8.5 million (including $5.5 million that was paid on the closing date) related to the Merger including, among others, fees paid for financial advisors, legal services, and professional accounting services. These costs are not reflected in the historical March 31, 2021 consolidated balance sheets of Bonanza Creek and HighPoint, but are reflected in the Pro Forma Balance Sheet as of March 31, 2021, as an increase to Accounts payable and accrued expenses, a decrease to Cash and cash equivalents, and a decrease to Retained earnings (accumulated deficit), and in the Pro Forma Statement of Operations for the year ended December 31, 2020, within Merger transaction costs as they will be expensed by Bonanza Creek as incurred. These amounts and their corresponding tax effect have not been reflected in the Pro Forma Statement of Operations for the three months ended March 31, 2021, due to their non-recurring nature. These costs are not expected to be incurred in any period beyond 12 months from the Effective Date.
(h) Reflects the settlement and reinstatement of Liabilities subject to compromise, which represent pre-petition liabilities that have been allowed, or that Bonanza Creek anticipates will be allowed, as claims in the Chapter 11 Case, with the HighPoint Senior Notes exchanged for Bonanza Creek Common Stock and the Bonanza Creek Senior Notes, and the remaining amounts representing assumed liabilities by Bonanza Creek in conjunction with the Merger as follows (in thousands):

Settlement of liabilities subject to compromise
Long-term debt	$625,000
Reinstatement of liabilities subject to compromise
Accounts payable and accrued expenses	8,596
Oil and gas revenue distribution payable	1,956
Lease liability	1,921
Lease liability (long-term)	11,544
Other noncurrent liabilities	592
Total liabilities subject to compromise	$649,609

(i) Reflects the adjustment to recognize the HighPoint derivative contracts assumed at their estimated fair value at the Effective Date.
(j) Reflects the adjustment to recognize the HighPoint asset retirement obligations for oil and gas properties assumed at their estimated fair value at the Effective Date.
(k) Reflects the adjustment to eliminate the other noncurrent liabilities balance which was reinstated from HighPoint’s historical Liabilities subject to compromise, as the amount relates to a lease that was rejected through the Chapter 11 case, and thus, does not represent an assumed liability by Bonanza Creek at the Effective Date.
(l) Reflects the elimination of HighPoint’s historical equity balances in accordance with the acquisition method of accounting.
(m) Reflects the estimated increase in shares of Bonanza Creek Common Stock and capital in excess of par resulting from the issuance of shares of Bonanza Creek Common Stock to existing holders of HighPoint Common Stock and the HighPoint Senior Notes to effect the Merger.
(n) Reflects the pro forma adjustments to Depreciation, depletion and amortization related to depletion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties, which were based on the preliminary purchase price allocation of estimated fair value of the proved properties acquired.
(o) Reflects the pro forma adjustments to Depreciation, depletion and amortization related to depreciation expense for the gathering assets acquired based on the preliminary estimated fair value, calculated on a straight-line basis assuming an estimated 30-year useful life of the assets.
(p) Reflects the following pro forma adjustments related to interest expense for the three months ended March 31, 2021:
•Increase to interest expense of $1.9 million related to the issuance of $100.0 million in Bonanza Creek Senior Notes;
•Increase to interest expense of $5.7 million in order to eliminate the historical amounts related to the HighPoint Senior Notes, which due to HighPoint entering Chapter 11 bankruptcy, results in increased interest expense for pro forma purposes to eliminate the reversal of the interest expense recorded by HighPoint while it was a debtor-in-possession in the Chapter 11 case;
•Increase to interest expense of $0.3 million consisting of the incremental amortization of debt issuance costs related to the Bonanza Creek Credit Facility, offset by a decrease to interest expense of $1.5 million, including amortization of debt issuance costs, in order to eliminate the historical amounts related to the HighPoint Credit Facility. A one-eighth percent increase or decrease in the interest rate on the Bonanza Creek Credit Facility would not have had a material impact on pro forma interest expense for the three months ended March 31, 2021; and
•Increase to interest expense of $0.1 million related to the net change in the commitment fee in connection with the borrowings on the Bonanza Creek Credit Facility and the termination of the HighPoint Credit Facility.
(q) Reflects the elimination of the non-recurring Reorganization items related to professional fees and the write-off of the deferred issuance costs on the HighPoint Senior Notes recorded by HighPoint under ASC 852, Reorganizations, during the three months ended March 31, 2021.
(r) Reflects the following pro forma adjustments related to interest expense for the year ended December 31, 2020:
•Increase to interest expense of $7.5 million related to the issuance of $100.0 million in Bonanza Creek Senior Notes;
•Decrease to interest expense of $50.1 million, including amortization of debt issuance costs, in order to eliminate the historical amounts related to the HighPoint Senior Notes;
•Increase to interest expense of $1.3 million related to the amortization of debt issuance costs associated with the borrowings on the Bonanza Creek Credit Facility, offset by a decrease to interest expense of $7.7 million, including amortization of debt issuance costs, and net of capitalized interest, in order to eliminate the historical amounts related to the Bonanza Creek Credit Facility and the HighPoint Credit Facility. A one-eighth percent increase or decrease in the interest rate on the Bonanza Creek Credit Facility would not have had a material impact on the pro forma interest expense for the year ended December 31, 2020;
•Decrease to interest expense of $0.4 million related to the net change in the commitment fee in connection with the borrowings on the Bonanza Creek Credit Facility and the termination of the HighPoint Credit Facility.

(s) Reflects the elimination of HighPoint deferred tax asset valuation allowance as well as the resulting bargain purchase gain of $115.2 million. Because HighPoint will be included in the Company’s consolidated tax return following the acquisition, the Company has assessed the need for, and amount of, a valuation allowance based on the combined entity’s past and expected future results of operations as of the acquisition date. On this basis, the Company has realized deferred tax assets of $115.2 million. Refer to Note 2 — Preliminary Acquisition Accounting for further discussion regarding the preliminary nature of these amounts.
(t) Reflects the pro forma adjustments (excluding the tax-effected bargain purchase gain of $115.2 million) related to income tax expense based upon a federal and state effective tax rate of 24.5%.
Note 4 — MANAGEMENT'S ADJUSTMENTS
Subsequent to the Effective Time, Bonanza Creek management expects that the post-acquisition company will realize certain cost savings as compared to the historical combined costs of Bonanza Creek and HighPoint operating independently. Management’s adjustments, which are based on estimated cost savings as a result of the integration of personnel, related reduction in payroll and other costs, and the manner in which the post-acquisition company will be integrated and managed prospectively, are not reflected in the Pro Forma Statements of Operations. Management expects that the Merger will result in approximately $31.0 million in 2021 synergies primarily related to the elimination of duplicative corporate costs and reduced midstream operating expenses, including reduced capital expenditures not reflected in the tables below, with synergies of approximately $150.0 million in present value (at a 10% discount factor).
Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these cost savings, or other adverse effects that Bonanza Creek does not currently foresee. Further, there may be additional charges incurred in achieving these cost savings for which management cannot determine the nature and amount as of the date of this Current Report on Form 8-K/A, and thus, such charges are not reflected in the Pro Forma Statements of Operations. These adjustments reflect all Management’s Adjustments that are, in the opinion of management, necessary to a fair statement of the pro forma financial information presented. Future results may vary significantly from the pro forma financial information presented.
Had the Merger been completed as of January 1, 2020, management estimates that the following midstream operating expenses and general and administrative expenses would not have been incurred, on a pre-tax basis:
•for the three months ended March 31, 2021, $1.0 million related to midstream operating expenses and $5.8 million related to general and administrative expenses; and
•for the year ended December 31, 2020, $4.0 million related to midstream operating expenses and $23.6 million related to general and administrative expenses.
Consistent with the Pro Forma Statements of Operations for the three months ended March 31, 2021 and the year ended December 31, 2020, there is $1.7 million and $6.8 million, respectively, of income tax expense using the effective tax rate related to the adjustments reflected in the tables below.

The following tables present the estimated effects on the Pro Forma Statements of Operations from the elimination of the identified expenses:

	For the Three Months Ended March 31, 2021
	Bonanza Creek Pro Forma Combined	Management's Adjustments	As Adjusted
	(in thousands, except per share amounts)
Midstream operating expense	$5,133	$(1,000)	$4,133
General and administrative expense	21,172	(5,800)	15,372
Income (loss) from operations before taxes	(40,472)	6,800	(33,672)
Net income (loss)	$(41,398)	$5,132	$(36,266)
Net income (loss) per common share:
Basic	$(1.35)	$0.17	$(1.18)
Diluted	$(1.35)	$0.17	$(1.18)

	For the Year Ended December 31, 2020
	Bonanza Creek Pro Forma Combined	Management's Adjustments	As Adjusted
	(in thousands, except per share amounts)
Midstream operating expense	$20,579	$(4,000)	$16,579
General and administrative expenses	78,103	(23,600)	54,503
Income (loss) from operations before taxes	(1,009,882)	27,600	(982,282)
Net income (loss)	$(875,998)	$20,830	$(855,168)
Net income (loss) per common share:
Basic	$(28.65)	$0.68	$(27.97)
Diluted	$(28.52)	$0.68	$(27.84)

Note 5 — SUPPLEMENTAL PRO FORMA OIL AND GAS RESERVES INFORMATION
The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2020, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2020.
The following estimated pro forma combined oil and gas reserves information is not necessarily indicative of the results that might have occurred had the Merger been completed on January 1, 2020, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected herein.
Oil and Natural Gas Reserves

	Oil (MBbl)
	Bonanza Creek Historical	HighPoint Historical	Bonanza Creek Pro Forma Combined
Balance - December 31, 2019	64,413	74,094	138,507
Extensions, discoveries and infills	9,376	89	9,465
Production	(5,019)	(5,909)	(10,928)
Sales of minerals in place	—	(400)	(400)
Removed from capital program	(14,120)	—	(14,120)
Purchases of minerals in place	1,430	—	1,430
Revisions to previous estimates	(3,287)	(45,287)	(48,574)
Balance - December 31, 2020	52,793	22,587	75,380

Proved developed reserves
December 31, 2019	25,397	25,651	51,048
December 31, 2020	24,320	22,587	46,907

Proved undeveloped reserves
December 31, 2019	39,016	48,443	87,459
December 31, 2020	28,473	—	28,473

	Natural Gas (MMcf)
	Bonanza Creek Historical	HighPoint Historical	Bonanza Creek Pro Forma Combined
Balance - December 31, 2019	212,200	181,301	393,501
Extensions, discoveries and infills	32,172	188	32,360
Production	(14,166)	(16,430)	(30,596)
Sales of minerals in place	—	(491)	(491)
Removed from capital program	(33,886)	—	(33,886)
Purchases of minerals in place	5,457	—	5,457
Revisions to previous estimates	33,951	(71,965)	(38,014)
Balance - December 31, 2020	235,728	92,603	328,331

Proved developed reserves
December 31, 2019	105,840	89,356	195,196
December 31, 2020	123,220	92,603	215,823

Proved undeveloped reserves
December 31, 2019	106,360	91,945	198,305
December 31, 2020	112,508	—	112,508

	NGLs (MBbl)
	Bonanza Creek Historical	HighPoint Historical	Bonanza Creek Pro Forma Combined
Balance - December 31, 2019	22,161	23,128	45,289
Extensions, discoveries and infills	3,269	20	3,289
Production	(1,858)	(2,352)	(4,210)
Sales of minerals in place	—	(65)	(65)
Removed from capital program	(3,141)	—	(3,141)
Purchases of minerals in place	570	—	570
Revisions to previous estimates	5,110	(7,984)	(2,874)
Balance - December 31, 2020	26,111	12,747	38,858

Proved developed reserves
December 31, 2019	11,566	11,243	22,809
December 31, 2020	14,315	12,747	27,062

Proved undeveloped reserves
December 31, 2019	10,595	11,885	22,480
December 31, 2020	11,796	—	11,796
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserve Quantities
The following tables present the estimated pro forma discounted future net cash flows at December 31, 2020. The pro forma standardized measure information set forth below gives effect to the Merger as if the Merger had been completed on January 1, 2020. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in Bonanza Creek’s and HighPoint’s respective Annual Reports on Form 10-K for the year ended December 31, 2020; an explanation of the underlying methodology applied, as required by SEC regulations, can be found within the respective Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2020.
Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Merger been completed on January 1, 2020 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected herein.

Discounted Future Net Cash Flows
The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020, is as follows (in thousands):

	Year Ended December 31, 2020
	Bonanza Creek Historical	HighPoint Historical	Bonanza Creek Pro Forma Combined
Future cash inflows	$2,230,012	$960,136	$3,190,148
Future production costs	(675,755)	(452,508)	(1,128,263)
Future development costs	(530,970)	(709)	(531,679)
Future income tax expense	—	—	—
Future net cash flows	1,023,287	506,919	1,530,206
10% annual discount for estimated timing of cash flows	(586,233)	(180,149)	(766,382)
Standardized measure of discounted future net cash flows	$437,054	$326,770	$763,824
Sources of Changes in Discounted Future Net Cash Flows
The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020, is as follows (in thousands):

	Year Ended December 31, 2020
	Bonanza Creek Historical	HighPoint Historical	Bonanza Creek Pro Forma Combined
Beginning of period	$858,147	$973,870	$1,832,017
Changes during the year
Sale of oil and gas produced, net of production costs	(160,466)	(180,000)	(340,466)
Net changes in prices and production costs	(641,137)	(328,086)	(969,223)
Extensions, discoveries and improved recoveries	(54,269)	1,473	(52,796)
Development costs incurred	42,325	81,664	123,989
Changes in estimated development cost	220,964	78,067	299,031
Purchases of minerals in place	12,372	—	12,372
Sales of minerals in place	—	(9,118)	(9,118)
Revisions of previous quantity estimates	60,754	(327,869)	(267,115)
Net change in income taxes	—	—	—
Accretion of discount	85,815	93,077	178,892
Changes in production rates and other	12,549	(56,308)	(43,759)
End of period	$437,054	$326,770	$763,824